Exhibit 10.1

AMENDMENT NO. 3 TO TERM CREDIT AGREEMENT AND AMENDMENT NO. 1 TO COLLATERAL AGREEMENT

THIS AMENDMENT NO. 3 TO TERM CREDIT AGREEMENT AND AMENDMENT NO.1 TO COLLATERAL AGREEMENT, dated as of June 5, 2020 (this “Agreement”), is entered into by and among FOSSIL GROUP, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, under (i) that certain Term Credit Agreement, dated as of September 26, 2019 (as amended pursuant to that certain Amendment No. 1 to Term Credit Agreement dated as of February 20, 2020 and that certain Amendment No. 2 to Term Credit Agreement dated as of May 12, 2020 (“Amendment No. 2”), the “Term Credit Agreement”), among the Borrower, the Lenders party thereto and the Administrative Agent and (ii) that certain Guarantee and Collateral Agreement, dated as of September 26, 2019 (the “Collateral Agreement”), among the Borrower, the Guarantors party thereto and the Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Term Credit Agreement.

WHEREAS, Section 9.02 of the Term Credit Agreement, Section 7.02 of the Collateral Agreement and Section 5(b) of Amendment No. 2 permit certain amendments of the Term Credit Agreement, the Collateral Agreement and Amendment No. 2, respectively, with the consent of the Borrower, the Required Lenders and the Administrative Agent; and

WHEREAS, the Borrower, the Lenders party hereto constituting the Required Lenders and the Administrative Agent desire to amend certain provisions of the Term Credit Agreement, the Collateral Agreement and Amendment No. 2, as set forth below.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments to the Term Credit Agreement. Effective as of the Amendment No. 3 Effective Date (as defined in paragraph (a) below), the Term Credit Agreement shall be amended as follows:

(a)            The following defined terms shall be inserted in Section 1.01 of the Term Credit Agreement in their proper alphabetical order:

“Amendment No. 3” means that certain Amendment No. 3 to Term Credit Agreement and Amendment No. 1 to Collateral Agreement, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Amendment No. 3 Effective Date” means the date on which the conditions set forth in Section 4 of Amendment No. 3 were satisfied, which date was June [5], 2020.

“Prepayment Fee Effective Date” means September [4], 2020.

(b)            The defined term “Applicable Prepayment Fee” in Section 1.01 of the Term Credit Agreement shall be replaced in its entirety with the following:

“Applicable Prepayment Fee” means (i) prior to the date that is one year after the Prepayment Fee Effective Date, 2.00% and (ii) from and after the date that is one year after the Prepayment Fee Effective Date and prior to the date that is two years after the Prepayment Fee Effective Date, 1.00%.”

(c)            The defined term “Applicable Rate” in Section 1.01 of the Term Credit Agreement shall be replaced in its entirety with the following:

“Applicable Rate” means, for any day on and after the Amendment No. 3 Effective Date, (a) with respect to any Term Loan, (i) 8.50% in the case of Eurodollar Term Loans and (ii) 7.50% in the case of ABR Term Loans, and (b) with respect to any Extended Term Loans of any Series, the rate per annum specified in the Extension Agreement establishing the Extended Term Loans of such Series.

(d)            The defined term “Collateral and Guarantee Requirement” in Section 1.01 of the Term Credit Agreement shall be amended by replacing clause (b) thereof in its entirety with the following:

“(b) subject to Sections 5.19 and 5.20, all Equity Interests owned by or on behalf of any Loan Party shall have been pledged pursuant to, and to the extent required by, the Collateral Agreement and, in the case of Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in any CFC or CFC Holdco, the Loan Parties shall not be required to pledge more than 65% of such Equity Interests entitled to vote of any such CFC or CFC Holdco (other than with respect to Fossil (East) Limited, Fossil (Gibraltar) Ltd., Swiss Technology Holding GmbH and Fossil Europe B.V., with respect to which Persons the Loan Parties shall be required to pledge all Equity Interests owned by or on behalf of any Loan Party), and the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such certificated Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;”

(e)            The defined term “Liquidity” in Section 1.01 of the Term Credit Agreement shall be replaced in its entirety with the following:

“Liquidity” means, as of any date of determination, the sum of (a) unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries on such date plus (b) Availability (as defined in the ABL Credit Agreement) as of such date.

(f)            Section 2.08(a)(i)  of the Term Credit Agreement shall be replaced in its entirety with the following:

(a)(i) The Borrower shall repay the principal amount of the Term Borrowings on the dates set forth below in an aggregate amount based on the schedule set forth in the table below (as such amounts may be adjusted pursuant to paragraph (c) of this Section).

Date	Amount
June 30, 2020	$5,000,000
September 30, 2020	$8,000,000
December 31, 2020	$10,000,000
March 31, 2021	$10,000,000
June 30, 2021	$10,000,000
September 30, 2021	$10,000,000
December 31, 2021	$10,000,000
March 31, 2022	$10,000,000
June 30, 2022	$10,000,000
September 30, 2022	$10,000,000
December 31, 2022	$10,000,000
March 31, 2023	$10,000,000
June 30, 2023	$10,000,000
September 30, 2023	$10,000,000
December 31, 2023	$10,000,000
March 31, 2024	$10,000,000
June 30, 2024	$10,000,000

(g)            Section 2.10(e) of the Term Credit Agreement shall be replaced in its entirety as follows:

“In the event that during the period commencing as of the Amendment No. 3 Effective Date and ending on the two year anniversary of the Prepayment Fee Effective Date (x) the Borrower prepays any Term Loan with the proceeds of any other financing, including any issuance of Equity Interests, or effects any conversion of any Term Loan into any new or replacement tranche of term loans, (y) any Lender is required to assign its Loan pursuant to Section 2.17(b)(iii) or (z) the Borrower makes any payment in respect of any Term Loan following acceleration of any Term Loans or after the Term Loans have otherwise become due prior to their Maturity Date, in each case of this clause (z) in respect of and during the existence of an Event of Default, then, in each case the Borrower shall pay such Lender a fee equal to the Applicable Prepayment Fee with respect to the principal amount of such Lender’s Loan so prepaid or required to be assigned; provided that no Applicable Prepayment Fee shall be due or payable in connection with any event described in clause (x) above if such event occurs prior to the Prepayment Fee Effective Date unless such event occurs in connection with a transaction or series of transactions that would, if consummated, result in a Change in Control. Without limiting the generality of the foregoing clause (z), it is understood and agreed that if the Term Loans are accelerated or otherwise become due prior to their Maturity Date, in each case, in respect of and during the existence of an Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Applicable Prepayment Fee with respect to a voluntary prepayment of the Term Loans will also be due and payable on the date of such acceleration or such other prior due date as though the Term Loans were voluntarily prepaid as of such date and shall constitute part of the Secured Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s loss as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Lender and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT FEE IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Applicable Prepayment Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Prepayment Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Applicable Prepayment Fee; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.”

(h)            Section 5.20 of the Term Credit Agreement shall be replaced in its entirety with the following:

“Section 5.20.    Amendment No. 3 Post-Closing Requirement. The Borrower shall deliver, within 60 days after the Amendment No. 3 Effective Date, the additional pledges of Equity Interests arising out of the amendment to clause (b) of the definition of the term “Collateral and Guarantee Requirement” implemented by Amendment No. 3.”

(i)            Section 6.08(a)(vi) shall be replaced in its entirety with the following:

“(vi) [reserved]”

(j)            Section 6.13 of the Term Credit Agreement shall be replaced in its entirety with the following:

“Section 6.13.     Total Leverage Ratio. Commencing with the Fiscal Quarter ending January 1, 2022, the Borrower will not permit the Total Leverage Ratio as of the last day of each Fiscal Quarter to be greater than 1.50 to 1.00. For the avoidance of doubt, this Section 6.13 shall not apply with respect to any Fiscal Quarter ending in Fiscal Year 2020 or Fiscal Year 2021, other than the Fiscal Quarter ending January 1, 2022.”

(k)            Section 6.14 of the Term Credit Agreement shall be replaced in its entirety with the following:

Section 6.14.       Minimum Liquidity. From and after the Amendment No. 3 Effective Date, the Borrower will not permit Liquidity as of the last day of each Fiscal Month (commencing with the Fiscal Month ending June 30, 2020) to be less than the amount set forth in the table below for such Fiscal Month.

Last Day of Fiscal Month	Minimum Liquidity
July 4, 2020	$125,000,0000
August 1, 2020	$125,000,0000
August 29, 2020	$125,000,0000
October 3, 2020	$125,000,0000
October 31, 2020	$125,000,0000
November 28, 2020	$125,000,0000
January 2, 2021	$150,000,000
thereafter	$150,000,000

(l)            A new Section 6.15 of the Term Credit Agreement shall be inserted as follows:

Section 6.15.      Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any period set forth in the table below to be more negative than the amount set forth for such period in the table below. For the avoidance of doubt, this Section 6.15 shall not apply during any period not specifically set forth in the table below.

Period	Minimum Consolidated EBITDA
Fiscal Quarter ending April 3, 2021	-$	75,000,000
Two Fiscal Quarter period ending July 3, 2021	-$	65,000,000
Three Fiscal Quarter period ending October 2, 2021	-$	30,000,000

(m)           A new Section 6.16 of the Term Credit Agreement shall be inserted as follows:

Section 6.16.      Maximum Consolidated Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or incur Consolidated Capital Expenditures in any Fiscal Year in an aggregate amount for the Borrower and its Subsidiaries in excess of the amount set forth in the table below for such Fiscal Year:

Last Day of Fiscal Year	Maximum Consolidated Capital Expenditures
January 2, 2021	$10,000,000
January 1, 2022	$20,000,000
December 31, 2022	$25,000,000
thereafter	$25,000,000

(n)            Article VII(d) shall be replaced in its entirety with the following:

“the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05 (with respect to the existence of the Borrower), 5.11, 5.20 or in Article VI;”

Section 2. Amendments to the Collateral Agreement. Effective as of the Amendment No. 3 Effective Date, the Collateral Agreement shall be amended as follows:

(a)            Section 3.01 of the Collateral Agreement shall be amended by replacing clause (a) thereof in its entirety with:

“(a)(i) the shares of capital stock and other Equity Interests now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule 8(a) or (b) to the Perfection Certificate, and (ii) all certificates and any other instruments representing all such Equity Interests (collectively, the “Pledged Equity Interests”), provided that the Pledged Equity Interests shall not include (A) Equity Interests in any Person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Person’s organizational or joint venture documents (for so long as such Person remains a non-wholly owned Subsidiary) and (B) any Equity Interests in a Foreign Subsidiary or CFC Holdco other than those required to be pledged pursuant to clause (b) of the definition of the term “Collateral and Guarantee Requirement” as defined in the Credit Agreement (the interests so excluded under clauses (A) and (B) above being collectively referred to herein as the “Excluded Equity Interests”)”

(b)            The table of Pledged Equity Interests attached as Schedule II to the Collateral Agreement is hereby replaced in its entirety with the table attached as Annex A to this Agreement.

Section 3. Amendment to Amendment No. 2. Effective as of the Amendment No. 3 Effective Date, (i) Section 4(a) of Amendment No. 2 shall be deleted and replaced with the words “[Intentionally Deleted]” and (ii) the Borrower shall not be subject to the requirements set forth in such Section 4(a). For the avoidance of doubt, the deletion of Section 4(a) of Amendment No. 2 shall not release the Borrower of its obligation to deliver with the delivery of the financial statements for the fiscal quarter ended April 4, 2020, a Compliance Certificate in accordance with the terms and conditions set forth in Section 5.01(c) of the Term Credit Agreement.

Section 4. Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Agreement and the amendments set forth herein:

(a)            the representations and warranties set forth in Article III of the Term Credit Agreement, and in each of the other Loan Documents, are true and complete in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date), and as if each reference in such Article III to “this Agreement” included reference to this Agreement (it being agreed that it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been materially incorrect when made); and

(b)            no Default or Event of Default has occurred and is continuing as of the date hereof.

Section 5. Effectiveness of Amendments. The amendments set forth in Sections 2, 3 and 4 of this Agreement shall become effective upon satisfaction of the following conditions:

(a)            The Borrower, the Administrative Agent and Lenders collectively constituting the Required Lenders shall have executed and delivered a counterpart of this Agreement (by electronic transmission or otherwise) to the Administrative Agent;

(b)            The Borrower shall have paid all fees and expenses (including expenses of counsel) due and payable on or before the Amendment No. 3 Effective Date; and

(c)            The Borrower shall have made a prepayment of the Term Loans in an aggregate principal amount equal to $15,000,000 to be paid to the Term Loan Lenders on a pro rata basis.

Section 6. Counterparts; Entire Agreement; Amendment, Modification and Waiver.

(a)            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)            After the Amendment No. 3 Effective Date, this Agreement may not be amended, modified or waived except in accordance with Section 9.02 of the Term Credit Agreement, Section 7.02 of the Collateral Agreement or Section 5(b) of Amendment No. 2, as applicable.

Section 7. Applicable Law; Waiver of Jury Trial, Etc. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE PROVISIONS OF SECTIONS 9.09(c) THROUGH (e) AND 9.10 OF THE TERM CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS.

Section 8. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Effect of Agreement. Except as expressly set forth herein, this Agreement (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any party under the Term Credit Agreement or any other Loan Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Term Credit Agreement or any other provision of either such agreement or any other Loan Document or be construed as a novation thereof, or serve to effect a novation of the obligations outstanding under the Term Credit Agreement or instruments guaranteeing or securing the same, which shall remain and continue in full force and effect. Each and every term, condition, obligation, covenant and agreement contained in the Term Credit Agreement as amended hereby, or any other Loan Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Agreement shall constitute a Loan Document for purposes of the Term Credit Agreement and, from and after the Amendment No. 3 Effective Date, (i) all references to the Term Credit Agreement in any Loan Document and all references in the Term Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Term Credit Agreement, shall, unless expressly provided otherwise, refer to the Term Credit Agreement as amended and supplemented by this Agreement, (ii) all references to the Collateral Agreement in any Loan Document and all references in the Collateral Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Collateral Agreement, shall, unless expressly provided otherwise, refer to the Collateral Agreement as amended and supplemented by this Agreement and (iii) all references to Amendment No. 2 in any Loan Document and all references in Amendment No. 2 to “this Agreement”, “hereunder”, “hereof” or words of like import referring to Amendment No. 2, shall, unless expressly provided otherwise, refer to Amendment No. 2 as amended and supplemented by this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FOSSIL GROUP, INC.,
as the Borrower

By:	/s/ Jeffrey N. Boyer
	Name:	Jeffrey N. Boyer
	Title:	Chief Operating Officer, Chief Financial
Officer and Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Ajay Gupta
Name: Ajay Gupta
Title: Vice President

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD, as Lender

By:	HG VORA CAPITAL MANAGEMENT, LLC, as investment advisor

By:	/s/ Gary Moross
Name: Gary Moross
Title: Partner

AT INVESTMENTS LLC, as a Lender

By:	HG VORA OPPORTUNISTIC CAPITAL MASTER FUND LP, its Managing Member

By:	HG VORA CAPITAL MANAGEMENT, LLC, its Investment Manager

By:	/s/ Gary Moross
Name: Gary Moross
Title: Partner

BRYANT PARK FUNDING ULC, as a Lender

By:	/s/ Mobasharul Islam
Name: Mobasharul Islam
Title: Authorized Signatory

GEM 1 LOAN FUNDING LLC, as a Lender

By:	/s/ Morgan Land
Name: Morgan Land
Title: Attorney-in-Fact

BEACHHEAD CREDIT OPPORTUNITIES LLC, as a Lender

By:	/s/ Christine Woodhouse
Name: Christine Woodhouse
Title: General Counsel

CHILTERN HOLDINGS LIMITED, as a Lender

By:	HG VORA CAPITAL MANAGEMENT, LLC, investment adviser

By:	/s/ Philip M. Garthe
Name: Philip M. Garthe
Title: Chief Operating Officer

Annex A

Pledged Equity Interests

Loan Party	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	Percentage of Interest Pledged	Certificate No. (if uncertificated, please indicate so)